Exhibit 10.46(a)



                          [RJR NABISCO LETTERHEAD]



                                             July 26, 1995

Mr. James W. Johnston
R. J. Reynolds Tobacco Company
401 North Main Street
Winston-Salem, NC 27102

     Re: Amended and Restated Employment Agreement Effective as of September 1, 1993 by and among R.J. Reynolds Tobacco Company (the "Company"), R.J. Reynolds Tobacco International, Inc. ("International"), RJR Nabisco Holdings Corp. ("Holdings"), RJR Nabisco, Inc. ("RJR") (the foregoing corporations being jointly, severally and collectively referred to as "Nabisco") and James W. Johnston ("Executive")

Dear Jim:

     Reference is made to the above captioned agreement ("Agreement"). Nabisco acknowledges that it has advised you (the "Executive" under the Agreement) that it intends to appoint a new CEO of the Company while retaining Executive as Non-Executive Chairman of its worldwide tobacco operations with International reporting directly to Executive but with the domestic tobacco operations reporting to a new CEO of the Company. Executive would become Vice Chairman of RJR and of Holdings. Nabisco acknowledges that such reordering of Executive's responsibilities would constitute "Good Reason" for Executive to terminate his employment under the Agreement pursuant to Sections 6.1(d)(i), (vi) and (vii) thereof. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. In order to induce Executive not to terminate the Agreement forthwith, Nabisco agrees as follows:

     Notwithstanding anything to the contrary contained in the Agreement and without prejudice to Executive's other rights and options under the Agreement, termination of Executive's employment under the Agreement by Executive or Nabisco for any reason at any time prior to March 31, 1996 shall be treated for all purposes under the Agreement, and under any plan, entitlement, option, incentive, or benefit, including, without limitation under SERP or LTIP, as a termination by Executive of his employment under the

Mr. James W. Johnston
July 26, 1995
Page 2



Agreement for Good Reason. After March 31, 1996 the reordering of responsibilities as described above shall not constitute "Good Reason" for Executive to terminate his employment under Section 6.1(d)(i), (vi) and
(vii) of the Agreement; provided, however, this waiver shall not be deemed a waiver of or an estoppel to his right to terminate for any other reason constituting Good Reason, including, without limitation, as a result of a change in Executive's responsibilities constituting Good Reason under the Agreement other than as described in the introductory paragraph hereof.

     If the foregoing accurately reflects our agreement, please acknowledge same beneath the words "Accepted and Agreed to" at the foot hereof whereupon this will constitute a binding agreement between us amending the Agreement as herein specifically set forth. In all other respects the Agreement is hereby ratified and affirmed.

                                             R.J. Reynolds Tobacco Company


                                             By:
                                                ----------------------------
                                                  Assistant Secretary



                                             R.J. Reynolds Tobacco
                                                  International, Inc.


                                             By:
                                                -----------------------------
                                                  Assistant Secretary



                                             RJR Nabisco Holdings Corp.


                                             By:
                                                -----------------------------
                                                  Chairman and Chief
                                                  Executive Officer



                                             RJR Nabisco, Inc.


                                             By:
                                                -----------------------------
                                                  Chairman and Chief Executive
                                                  Officer

Accepted and Agreed to:

By: /s/ James W. Johnston
   -------------------------
   James W. Johnston